UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  February 21, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                 1-2691                                  13-1502798
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

                     (817) 963-1234
                                                                                      (Registrant's telephone number)

                                                          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

C:\NRPORTBL\US_ACTIVE\GAILDAVI\43914173_1.DOC

Item 7.01                      Regulation FD Disclosure

On February 21, 2012, Virasb Vahidi, American Airlines, Inc.’s Chief Commercial Officer, released an employee letter describing the revenue strategy component of AMR Corporation’s business plan.  A copy of the letter is attached hereto as Exhibit 99.1.

The attached letter contains "forward-looking statements." These statements are based on AMR management's current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the company now anticipates — both in connection with the Chapter 11 filings and AMR's business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to return the company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. Those risks include, without limitation, the potential impact of volatile and rising fuel prices. The company disclaims any obligation to update any forward looking statements.

Exhibit
Number                                              Description

99.1                                                      Letter from Virasb Vahidi dated February 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   American Airlines, Inc.

/s/ Kenneth W. Wimberly
  Kenneth W. Wimberly
Corporate Secretary

Dated:  February 21, 2012

EXHIBIT INDEX

Exhibit 99.1	Description February 21, 2012

American Airlines
Virasb Vahidi
Chief Commercial Officer
February 21, 2012
Dear Colleagues,

As you know, a critical part of our business plan is the generation of $1B of annual incremental revenue by 2017. I have been meeting with employees throughout our system over the past few weeks, and many of you have been asking me how we plan to achieve this. As American’s Chief Commercial Officer, with responsibility for the Marketing and Planning organizations, I would like to share with you my perspective on our business plan to restore American to industry leadership, profitability and growth.

Our restructuring plan is about renewal and growth. Our goal is to achieve the flexibility of an improved cost structure and a healthier balance sheet, to create the premier airline for high-value customers, who choose airlines based on network, alliances, products and services. While the number of these customers is small, they provide a disproportionate amount of revenue and are critical to our success.

A Strong Foundation

We have been working hard to establish a strong foundation to build a successful airline that attracts high-value customers. We have been building the best network, fortifying and expanding our partnerships across the globe, and selectively investing in leading customer products and services to provide a modern and attractive customer experience.

With the expected benefit of our restructuring, we will start generating incremental revenue as we expand upon our building blocks under a new cost structure, and remove structural barriers that have constrained our revenue growth relative to our competitors. In short, the competitive costs we plan to achieve will enable more profitable growth, our anticipated contractual flexibility will create more expanded network opportunities, and our plan for a healthier balance sheet will give us the ability to reinvest in customer products and services.

Network and Alliances

With improved profitability, we plan to build the scale of our network and alliances. We plan to grow our departures significantly at all of our hubs over the next five years, and to diversify and substantially grow our international flying as part of this strategy.

We also intend to grow our Joint Business agreements across the Atlantic with British Airways and Iberia and across the Pacific with Japan Airlines and Qantas. We have already seen significant progress in this area as we have successfully acquired and retained corporate and high-value customers, who are attracted to our integrated global network.

And on the domestic front, with additional contractual flexibility, we will be able to enter into new, and expand existing, codeshare agreements, particularly in locations where slots or facilities constrain our ability to grow. This will give us more domestic feed than we have today to be able to support our aspirations for a larger international presence, as well as an expanded domestic network to compete with our competitors.

We expect almost a third of our incremental $1B of revenue to be generated by these Joint Business and domestic codeshare agreements.

Fleet Renewal and Re-Gauging

Our recent aircraft agreements, which we hope to assume in the restructuring, create unprecedented ability to renew and re-gauge our fleet and to grow.

That means moving forward aggressively with this summer’s groundbreaking order of 460 narrow-body airplanes, and earlier plans to acquire 787 and 777 aircraft, such that in just a few short years we plan to have the youngest fleet in the industry. The renewal of our fleet is instrumental to our plan because it means more profitable flying with much more cost-efficient planes that have lower maintenance and operating costs. And, the new airplanes will offer best-in-class products for our customers.

Re-gauging is expected to provide American with the flexibility to appropriately match aircraft size with market demand. Under our existing labor agreements, we are limited in our ability to fly large regional jets, which puts considerable downward pressure on our unit revenue performance. This challenge is evident in our Chicago hub, where our primary competitor has the ability to match supply with demand by time of day, given its substantially larger fleet of large regional jets. With the expected relaxation of limitations in our pilot agreement, and capitalizing on the new small narrow-body fleet and additional regional flying, we will be able to replace our current aircraft with those whose size better match the demand in our network.

We believe that right-gauging our fleet will result in a significant increase in our unit revenue, and will generate almost two-thirds of our $1B in incremental revenue.

Brand Modernization

As part of our business plan, we are planning to refresh and modernize our brand and customer products and services by making substantial investments, with the overarching objective of making American the premier airline for high-value customers. Our disadvantaged cost structure and balance sheet have greatly limited our ability to invest in products or match our competitors’ actions in some cases. At the same time, our competitors used their profit advantage to invest in winning high-value customers. For example, both Delta and United are installing lie-flat international business class seats, and adding premium economy offerings and upgraded inflight entertainment.

With the improved financial performance we expect to achieve in our reorganization, we will have the ability to invest in more competitive, and in some cases, industry-leading product offerings. For example, we recently announced that for our 777-300 fleet, we will offer an enhanced seat in our First Class cabin, upgrade the Business Class offering by adding fully lie-flat and direct aisle access seats, as well as world-class inflight entertainment and inflight WiFi connectivity in all cabins.

These investments will help ensure that we are able to maintain and grow our share of high-value customers and, therefore, our revenue premium in a highly competitive market, where our competitors are laser focused on this extremely important customer segment. Of course, in order to achieve the benefits of our business plan, we will need to work with our stakeholders and unions, and in some cases, secure court approval.

In summary, our plan is to achieve a revenue premium as the preferred airline for high-value customers by building the scale of our network, further strengthening our alliance partnerships, renewing and re-gauging our fleet, and modernizing our brand, products and services. Each of us has a contribution to make to this effort, as we continue to deliver the experience all of our customers expect from us. I have spoken with many of them who, recognizing the tough road ahead, have also expressed their confidence in our ability to succeed.

I thank all of you for your commitment and dedication to securing a brighter future for American, and for taking excellent care of our customers.

Best,

Virasb Vahidi